ATTACHMENTS FOR N-SAR SUB-ITEM 77C
08-31-04 FYE FUNDS FOR THE 09-01-04 PERIOD ENDED 2-19-05


J.P. Morgan Mutual Fund Select Trust (the Trust)

On January 20, 2005, Special Meetings of the shareholders of JPMorgan Intermediate Tax Free Income Fund, JPMorgan
New Jersey Tax Free Income Fund, JPMorgan New York
Intermediate Tax Free Income Fund and JPMorgan Tax Free
Income Fund (the Funds) all series of the Trust were held. At the meetings, the shareholders of the Funds voted to elect a new Board of Trustees. With respect to William J Armstrong, there were 220,661,303 affirmative votes and 1,093,651 negative votes. With respect to Roland E Eppley, Jr., there were 220,679,589 affirmative votes and 1,075,365 negative votes. With respect to John F. Finn, there were 220,306,470 affirmative votes and 1,448,484 negative votes. With respect to Dr.
Matthew Goldstein, there were 220,657,597 affirmative votes and 1,097,357 negative votes. With respect to Robert J. Higgins, there were 220,675,772 affirmative votes and 1,079,183 negative votes. With respect to Peter C. Marshall, there were 220,526,515 affirmative votes and 1,228,439 negative votes. With respect to Marilyn McCoy, there were 220,531,225 affirmative votes and 1,223,729 negative votes. With respect to William
G. Morton, Jr., there were 220,649,904 affirmative votes and 1,105,051 negative votes. With respect to Robert A.
Oden, Jr., there were 220,555,854 affirmative votes and 1,199,100 negative votes. With respect to Fergus Reid, III, there were 220,579,715 affirmative votes and 1,175,239 negative votes. With respect to Frederick W.
Ruebeck, there were 220,306,470 affirmative votes and 1,448,484 negative votes. With respect to James J.
Schonbachler, there were 220,677,716 affirmative votes and 1,077,238 negative votes. With respect to Leonard
M. Spalding, Jr., there were 220,671,721 affirmative votes and 1,083,233 negative votes.

Shareholders of JPMorgan Intermediate Tax Free Income
Fund also voted to approve the agreement and plan to reorganize into a corresponding series of J.P. Morgan
Mutual Fund Series. With respect to this reorganization there were 81,932,865 affirmative votes and 420,529 negative votes. In addition, shareholders of JPMorgan
Intermediate Tax Free Income Fund voted to amend the fundamental investment restriction on borrowing. With respect to this matter there were 81,550,931 affirmative votes and 796,597 negative votes.

Shareholders of JPMorgan New Jersey Tax Free Income
Fund also voted to approve the agreement and plan to reorganize into a corresponding series of J.P. Morgan
Mutual Fund Series. With respect to this reorganization there were 6,033,602 affirmative votes and 0 negative votes. In addition, shareholders of JPMorgan New Jersey
Tax Free Income Fund voted to amend the fundamental investment restriction on borrowing. With respect to this matter there were 6,039,072 affirmative votes and 0 negative votes.

Shareholders of JPMorgan New York Intermediate Tax Free
Income Fund also voted to approve the agreement and plan to reorganize into a corresponding series of J.P. Morgan
Mutual Fund Series. With respect to this reorganization there were 53,640,964 affirmative votes and 263,563 negative votes. In addition, shareholders of JPMorgan
New York Intermediate Tax Free Income Fund voted to amend the fundamental investment restriction on borrowing.
With respect to this matter there were 53,066,877 affirmative votes and 575,767 negative votes.

Shareholders of JPMorgan Tax Free Income Fund voted to merge into One Group Tax-Free Bond Fund. With respect to this matter there were 64,642,016 affirmative votes and 378,247 negative votes. Shareholders of JPMorgan
Tax Free Income Fund voted also to approve the agreement and plan to reorganize into a corresponding series of J.P. Morgan Mutual Fund Series. With respect to this matter there were 64,780,017 affirmative votes and 204,662 negative votes. In addition, shareholders of JPMorgan Tax
Free Income Fund voted to amend the fundamental investment restriction on borrowing. With respect to this matter there were 64,538,527 affirmative votes and 443,770 negative votes.